As filed with the Securities and Exchange Commission on June 3, 2003
                                                           Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                               AGERE SYSTEMS INC.
             (Exact name of registrant as specified in its charter)
                              ____________________

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

            Delaware                            1110 American Parkway NE                        22-3746606
  (State or other jurisdiction                   Allentown, Pennsylvania                     (I.R.S. Employer
of incorporation or organization)                         18109                           Identification Number)
                                                     (Mailing Address)

                                 (610) 712-1000
              (Registrant's telephone number, including area code)
                              ____________________

                              Jean F. Rankin, Esq.
             Senior Vice President, General Counsel and Secretary
                               Agere Systems Inc.
                            1110 American Parkway NE
                          Allentown, Pennsylvania 18109
                                 (610) 712-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. / /

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

                                CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                       Proposed Maximum      Proposed Maximum         Amount of
   Title of Each Class Of          Amount To Be            Offering         Aggregate Offering       Registration
 Securities To Be Registered        Registered        Price Per Share (1)        Price (1)                Fee
------------------------------ --------------------- --------------------- --------------------- ---------------------
Class A Common Stock, par
 value $0.01 per share (2)....   18,750,000 Shares         $2.47               $46,312,500            $3,746.68
======================================================================================================================

(1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Class A common stock reported on the New York Stock Exchange on May 27, 2003.

(2) Includes associated Class A rights to purchase Series A Junior Participating Preferred Stock, which initially are attached to and trade with the shares of Agere Class A common stock being registered hereby. Value attributable to such Class A rights, if any, is reflected in the market price of Agere Class A common stock.

     Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Agere Class A common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional Class A common stock.
                              ____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion dated June 3, 2003

                               AGERE SYSTEMS INC.

                                18,750,000 SHARES

                              CLASS A COMMON STOCK

     This prospectus relates to the resale, from time to time, by the Agere Systems Inc. Master Trust, of up to an aggregate of 18,750,000 shares of Class A common stock, $0.01 par value, of Agere Systems Inc. To improve the funded status of our pension plan for represented employees, on March 14, 2003, we made a voluntary contribution of 18,750,000 shares of Class A common stock to the trust. The shares of Class A common stock will be held by the trust and sold upon instructions from U.S. Trust Company, N.A., an independent, third party investment fiduciary selected by the Investment Committee of Agere, and appointed by Agere to instruct the trustee. The investment fiduciary will determine the time and manner of sale of the shares. See "Selling Stockholder" and "Plan of Distribution." Agere will receive none of the proceeds from the sale of the shares by the trust.

     SEE "RISK FACTORS" BEGINNING ON PAGE 1 TO READ ABOUT RISKS YOU SHOULD CONSIDER BEFORE BUYING OUR CLASS A COMMON STOCK.

     The Class A common stock is listed in the United States on, and application will be made to list the shares offered hereby on, the New York Stock Exchange under the symbol AGR.A. The last reported sale price of the Class A common stock on the New York Stock Exchange on May 30, 2003 was $2.44 per share.

     The shares may be sold from time to time through public or private transactions on or off the New York Stock Exchange, and at prevailing market prices or other prices negotiated by the trustee, all as more fully described under "Plan of Distribution."

     You should rely only on the information contained in this prospectus, including the information in the documents incorporated by reference. We have not, and no dealer or salesman has, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no dealer or salesman is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __, 2003.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

FORWARD-LOOKING STATEMENTS...................................................1
RISK FACTORS.................................................................1
THE COMPANY..................................................................9
USE OF PROCEEDS..............................................................9
THE SELLING STOCKHOLDER......................................................9
PLAN OF DISTRIBUTION.........................................................9
LEGAL MATTERS...............................................................11
EXPERTS.....................................................................11
AVAILABLE INFORMATION.......................................................11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................11

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which we operate, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements after we distribute this prospectus, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

     The purchase of our common shares involves investment risks. You should carefully consider the following risk factors, as well as the information under the heading "Forward-Looking Statements," together with the other information in this prospectus, before purchasing any of the shares. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.

RISKS RELATED TO OUR BUSINESS

IF WE FAIL TO KEEP PACE WITH TECHNOLOGICAL ADVANCES IN OUR INDUSTRY OR IF WE PURSUE TECHNOLOGIES THAT DO NOT BECOME COMMERCIALLY ACCEPTED, CUSTOMERS MAY NOT BUY OUR PRODUCTS AND OUR REVENUE MAY DECLINE.

     The demand for our products can change quickly and in ways we may not anticipate because our industry is generally characterized by:

     o    rapid, and sometimes disruptive, technological developments;

     o    evolving industry standards;

     o    changes in customer requirements;

     o    limited ability to accurately forecast future customer orders;

     o    frequent new product introductions and enhancements; and

     o short product life cycles with declining prices over the life cycle of the product.

     If we fail to make sufficient investments in research and development programs in order to develop new and enhanced products and solutions, or if we focus on technologies that do not become widely adopted, new technologies could render our current and planned products obsolete, resulting in the need to change the focus of our research and development and product strategies and disrupting our business significantly.

THE INTEGRATED CIRCUIT INDUSTRY IS INTENSELY COMPETITIVE AND OUR FAILURE TO COMPETE EFFECTIVELY COULD HURT OUR REVENUE.

     The market for integrated circuits is intensely competitive and subject to rapid and disruptive technological change. We expect the intensity of competition to continue to increase as existing competitors enhance and expand their product offerings and as new participants enter the market. Increased competition may result in price reductions, reduced gross margins and loss of market share. We may not be able to compete successfully against existing or future competitors, which may hurt our revenue.

     The size and number of our competitors vary across our product areas, as do the resources we have allocated to the segments we target. Therefore, many of our competitors have greater financial, personnel, production capacity and other resources than we have in a particular market segment or overall. Competitors with greater financial resources may be able to offer lower prices, additional products or services or other incentives that we cannot match or offer. These competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns. They also may adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. These competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties to increase their ability to gain market share.

     Further, some of our competitors are currently selling commercial quantities of products that we are sampling to our customers, that are still in the initial stages of development or that we may develop in the future. By being able to offer these products in commercial quantities before we do, our competitors can establish significant market share, acquire design wins in customer equipment programs and create a market position that we may be unable to overcome once we have completed development and testing of that product.

JOINT VENTURES AND OTHER THIRD-PARTIES MANUFACTURE SOME OF OUR PRODUCTS FOR US. IF THESE MANUFACTURERS ARE UNABLE TO FILL OUR ORDERS ON A TIMELY AND RELIABLE BASIS, OUR REVENUE MAY BE ADVERSELY AFFECTED.

     We currently manufacture our integrated circuits through a combination of internal capability, joint ventures and external sourcing with contract manufacturers. In fiscal 2002, approximately 40% of our revenue was derived from integrated circuits manufactured at joint ventures or through other external sourcing arrangements, and we expect this percentage to increase overtime. To the extent we rely on joint ventures and third-party manufacturing relationships, we face the following risks:

     o their inability to develop manufacturing methods appropriate for our products;

     o    that manufacturing costs will be higher than planned;

     o    that reliability of our products will decline;

     o their unwillingness to devote adequate capacity to produce our products;

     o their inability to maintain continuing relationships with our suppliers; and

     o the reduction of our control over delivery schedules and costs of our products.

     If any of these risks were to be realized, we could experience an interruption in supply or an increase in costs, which could delay or decrease our revenue or adversely affect our results of operations.

     We are in the process of reducing our owned manufacturing capacity. In the event of an increase in demand, failure to increase our manufacturing volumes or obtain capabilities from third parties may result in our not being able to meet customer demand for our products, which could hurt our relationships with our customers and result in our recording lower revenues than would be the case if we had greater manufacturing capacity.

IF WE DO NOT COMPLETE OUR ANNOUNCED RESTRUCTURING AND FACILITY CONSOLIDATION ACTIVITIES AS EXPECTED, OR EVEN IF WE DO SO, WE MAY NOT ACHIEVE ALL THE BENEFITS WE ANTICIPATE.

     We are in the process of consolidating our manufacturing and office facilities in an effort to reduce our costs. The process of moving manufacturing lines from one facility to another can be complicated, involving initiating operations in a new facility and having customers qualify the new manufacturing lines before shutting down operations in the original facility. While we believe our restructuring and consolidation actions will reduce our cost structure, if we encounter delays in moving operations we may not achieve the cost reductions we are expecting. Because of the extensive nature of our restructuring activities, we may find that even if we complete these activities as planned, we may not realize all the benefits we expected.

A WIDESPREAD OUTBREAK OF AN ILLNESS SUCH AS SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, COULD NEGATIVELY AFFECT OUR MANUFACTURING, ASSEMBLY AND TEST, DESIGN OR OTHER OPERATIONS, MAKING IT MORE DIFFICULT AND EXPENSIVE TO MEET OUR OBLIGATIONS TO OUR CUSTOMERS, AND COULD RESULT IN REDUCED DEMAND FROM OUR CUSTOMERS.

     A widespread outbreak of an illness could adversely affect our operations as well as demand from our customers. A number of countries in the Asia/Pacific region have recently been experiencing outbreaks of SARS. As a result of these outbreaks, businesses can be shut down temporarily and individuals can become ill or quarantined. We have manufacturing and back-office operations in Singapore, assembly and test and back-office operations in Thailand and design operations in China, countries where outbreaks of SARS have been reported. If our operations are curtailed because of SARS or other health issues, we may need to seek alternate sources of supply for manufacturing or other services and alternate sources can be more expensive. Alternate sources may not be available or may result in delays in shipments to our customers, each of which would reduce our profitability. In addition, a curtailment of our design operations could result in delays in the development of new products. If our customers' businesses were affected by SARS, they might delay or reduce purchases from us, which could reduce our revenues and profitability.

OUR REVENUE AND OPERATING RESULTS MAY FLUCTUATE BECAUSE WE EXPECT TO DERIVE MOST OF OUR REVENUE FROM SEMICONDUCTOR DEVICES AND THE INTEGRATED CIRCUITS INDUSTRY IS HIGHLY CYCLICAL, AND BECAUSE OF OTHER CHARACTERISTICS OF OUR BUSINESS, AND THESE FLUCTUATIONS MAY CAUSE OUR STOCK PRICE TO FALL.

     We expect to derive most of our revenue from the sale of integrated circuits. Because the integrated circuits market segment is highly cyclical, we may experience declines in our revenue that are primarily related to industry conditions and not our products. This industry has experienced significant downturns, often in connection with, or in anticipation of, excess manufacturing capacity worldwide, maturing product cycles and declines in general economic conditions, and we are currently experiencing such a downturn.

     We focus primarily on winning competitive selection processes to develop products for use in our customers' equipment. These selection processes can be lengthy. After winning and beginning a product design for a customer, that customer may not begin volume production of their equipment for a period of up to two years, if at all. Due to this lengthy design and development cycle, we may experience delays from the time we begin incurring expenses until the time we generate revenue from our products. We have no assurances that our customers will ultimately market and sell their equipment or that such efforts by our customers will be successful. Thus, we may never generate any revenue from our products after incurring significant design and development expenditures.

     If we are not selected by a customer to provide a product, we may experience significantly lower revenue later, as compared to prior periods with more revenue from earlier design wins. In addition, sales of our products for specific customer projects often begin and end abruptly, so revenue may increase rapidly and later decrease just as quickly. The relative timing of the beginning and end of our sales and design processes can make our revenues less predictable.

     Fluctuations in our revenue or operating results could cause our stock price to decline, even if our results meet expectations. Further, stock prices in our industry have recently been highly volatile for reasons that sometimes are unrelated to the performance of the companies in the industry. These broad fluctuations could adversely affect our stock price.

BECAUSE MANY OF OUR CURRENT AND PLANNED PRODUCTS ARE HIGHLY COMPLEX, THEY MAY CONTAIN DEFECTS OR ERRORS THAT ARE DETECTED ONLY AFTER DEPLOYMENT IN COMMERCIAL APPLICATIONS, AND IF THIS OCCURS, IT COULD HARM OUR REPUTATION AND RESULT IN REDUCED REVENUES OR INCREASED EXPENSES.

     Our products are highly complex and may contain undetected defects, errors or failures. These products can only be fully tested when deployed in commercial applications and other equipment. Consequently, our customers may discover errors after the products have been deployed. The occurrence of any defects, errors or failures could result in:

     o    cancellation of orders;

     o    product returns, repairs or replacements;

     o    diversion of our resources;

     o    legal actions by our customers or our customers' end-users;

     o    increased insurance costs; and

     o    other losses to us or to our customers or end users.

     Any of these occurrences could also result in the loss of or delay in market acceptance of our products and loss of sales, which would harm our business and adversely affect our revenue and results of operations. We have from time to time experienced defects and expect to experience defects in the future. Because the trend in our industry is moving toward even more complex products in the future, this risk will intensify over time and may result in increased expenses.

BECAUSE OUR SALES ARE CONCENTRATED ON A LIMITED NUMBER OF KEY CUSTOMERS, OUR REVENUE MAY MATERIALLY DECLINE IF ONE OR MORE OF OUR KEY CUSTOMERS DO NOT CONTINUE TO PURCHASE OUR EXISTING AND NEW PRODUCTS IN SIGNIFICANT QUANTITIES.

     Our customer base is highly concentrated. Our top ten end-customers accounted for approximately 59% of our revenue in the first half of fiscal 2003. If any one of our key customers decides to purchase significantly less from us or to terminate its relationship with us, our revenue may materially decline. Because our strategy has generally been to develop long-term relationships with a few key customers in the product areas in which we focus and we have a long product design and development cycle for most of our products, we may be unable to replace these customers quickly or at all. We could lose our key customers or significant sales to our key customers because of factors beyond our control, such as a significant disruption in our customers' businesses generally or in a specific product line.

THE DEMAND FOR COMPONENTS IN THE COMMUNICATIONS EQUIPMENT INDUSTRY HAS DECLINED IN RECENT YEARS, AND WE CANNOT PREDICT THE DURATION OR EXTENT OF THIS TREND. OUR REVENUE WILL DEPEND IN PART ON DEMAND FOR THESE TYPES OF COMPONENTS.

     We derive, and expect to continue to derive, a significant portion of our revenue from the sale of integrated circuits used in communications networks. Since early 2001, communications equipment makers have significantly reduced purchases of components for their products, including the components we sell. If demand for these components declines further, our revenues may be adversely affected.

IF WE FAIL TO ATTRACT, HIRE AND RETAIN QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO DEVELOP, MARKET OR SELL OUR PRODUCTS OR SUCCESSFULLY MANAGE OUR BUSINESS.

     In some of our fields of operation, there are only a limited number of people in the job market who possess the requisite skills. In the past we have experienced difficulty in identifying and hiring qualified engineers in many areas of our business as well as in retaining our current employees. The loss of the services of any key personnel or our inability to hire new personnel with the requisite skills could restrict our ability to develop new products or enhance existing products in a timely manner, sell products to our customers or manage our business effectively.

BECAUSE WE ARE SUBJECT TO ORDER AND SHIPMENT UNCERTAINTIES, ANY SIGNIFICANT CANCELLATIONS OR DEFERRALS COULD CAUSE OUR REVENUE TO DECLINE OR FLUCTUATE.

     We generally sell products pursuant to purchase orders that customers may cancel or defer on short notice without incurring a significant penalty. Cancellations or deferrals could cause us to hold excess inventory, which could adversely affect our results of operations and restrict our ability to fund our operations. If a customer cancels or defers product shipments, we may incur unanticipated reductions or delays in our revenue. If a customer refuses to accept shipped products or does not timely pay for these products, we could incur significant charges against our income, which could materially and adversely affect our operating results.

IF WE DO NOT ACHIEVE ADEQUATE MANUFACTURING UTILIZATION, YIELDS, VOLUMES OR SUFFICIENT PRODUCT RELIABILITY, OUR GROSS MARGINS WILL BE REDUCED.

     Because the manufacturing costs at our owned and joint venture manufacturing facilities are relatively fixed, efficient utilization of manufacturing facilities and manufacturing yields are critical to our results of operations. Some of our manufacturing facilities have been underutilized in recent periods, which has reduced our gross margins. Lower than expected manufacturing yields could impair our gross margins and delay product shipments.

     The manufacture of our products involves highly complex and precise processes, requiring production in highly controlled and clean environments. Changes in our manufacturing processes or those of our suppliers or contractors, or their inadvertent use of defective or contaminated materials, could significantly reduce our manufacturing yields and product reliability.

WE HAVE RELATIVELY HIGH GROSS MARGIN ON THE REVENUE WE DERIVE FROM THE LICENSING OF OUR INTELLECTUAL PROPERTY, AND A DECLINE IN THIS REVENUE WOULD HAVE A GREATER IMPACT ON OUR NET INCOME THAN A DECLINE IN REVENUE FROM OUR INTEGRATED CIRCUITS PRODUCTS.

     The revenue we generate from the licensing of our intellectual property has a high gross margin compared to the revenue we generate from our integrated circuits products. Although we have derived less than 6% of our total revenue in recent years from the licensing of intellectual property, a decline in this licensing revenue would have a greater impact on our profitability than a similar decline in revenues from our integrated circuits products.

IF OUR CUSTOMERS DO NOT QUALIFY OUR PRODUCTS OR MANUFACTURING LINES OR THE MANUFACTURING LINES OF OUR THIRD-PARTY SUPPLIERS FOR VOLUME SHIPMENTS, OUR REVENUE MAY BE DELAYED OR REDUCED.

     Some customers will not purchase any of our products, other than limited numbers of evaluation units, prior to qualification of the manufacturing line for the product. We may not always be able to satisfy the qualifications. Delays in qualification can cause a customer to discontinue use of our products and result in a significant loss of revenue. Because we are consolidating our manufacturing operations into fewer facilities, the specific facility that manufacturers a customer's product may change, resulting in the customer requiring us to requalify the product.

WE CONDUCT A SIGNIFICANT AMOUNT OF OUR SALES ACTIVITY AND MANUFACTURING EFFORTS OUTSIDE THE UNITED STATES, WHICH SUBJECTS US TO ADDITIONAL BUSINESS RISKS AND MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS DUE TO INCREASED COSTS.

     In the first half of fiscal 2003, we derived 79% of our revenue from sales of our products shipped to locations outside the United States. We also manufacture a significant portion of our products outside the United States and are dependent on international suppliers for many of our parts. We intend to continue to pursue growth opportunities in both sales and manufacturing internationally. International operations are subject to a number of risks and potential costs, which could adversely affect our revenue and results of operations, including:

     o our brand may not be locally recognized, which may cause us to spend significant amounts of time and money to build a brand identity;

     o    unexpected changes in regulatory requirements;

     o inadequate protection of intellectual property in some countries outside of the United States;

     o    currency exchange rate fluctuations;

     o    political and economic instability; and

     o    disruptions in international air transport systems.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS, WHICH COULD INCREASE OUR COSTS AND RESTRICT OUR OPERATIONS IN THE FUTURE.

     We are subject to a variety of laws relating to the use, disposal, clean-up of, and human exposure to, hazardous chemicals. Any failure by us to comply with present and future environmental, health and safety requirements could subject us to future liabilities or the suspension of production. In addition, compliance with these or future laws could restrict our ability to expand our facilities or require us to acquire costly pollution control equipment, incur other significant expenses or modify our manufacturing processes. If additional contaminants are discovered or additional cleanup obligations imposed at these or other sites, we could be adversely affected.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY LITIGATION AND INFRINGEMENT CLAIMS, WHICH COULD CAUSE US TO INCUR SIGNIFICANT EXPENSES OR PREVENT US FROM SELLING OUR PRODUCTS. IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS AND PROSPECTS MAY BE HARMED.

     Like other companies in the semiconductor industry, we are frequently involved in litigation regarding patent and other intellectual property rights. From time to time, we receive notices from third parties of potential infringement and receive claims of potential infringement when we attempt to license our intellectual property to others. Defending these claims could be costly and time consuming and would divert the attention of management and key personnel from other business issues. The complexity of the technology involved and the uncertainty of intellectual property litigation increase these risks. Claims of intellectual property infringement also might require us to enter into costly royalty or license agreements. However, we may be unable to obtain royalty or license agreements on terms acceptable to us or at all. In addition, third parties may attempt to appropriate the confidential information and proprietary technologies and processes used in our business, which we may be unable to prevent and which would harm our business and prospects.

WE BELIEVE THAT FINANCING HAS RECENTLY BEEN DIFFICULT TO OBTAIN FOR COMPANIES IN OUR INDUSTRY AND IF WE NEED ADDITIONAL CASH TO FUND OUR OPERATIONS OR TO FINANCE FUTURE STRATEGIC INITIATIVES, WE MAY NOT BE ABLE TO OBTAIN IT ON ACCEPTABLE TERMS OR AT ALL.

     We believe that lenders have recently become less willing to extend credit to companies in the telecommunications and semiconductor industries, making debt financing difficult to obtain. As described below under "Risks Associated with Our Separation from Lucent--We are limited in the amount of stock that we can issue to raise capital because of potential adverse tax consequences," in connection with our spin-off from Lucent Technologies, we are significantly restricted in our ability to issue stock in order to raise capital.

     If we are not able to obtain sufficient funds on acceptable terms, we may not have sufficient funds to take advantage of market opportunities or to finance future strategic initiatives, such as to fill any gaps which may arise in our product portfolio.

     We believe that our cash and cash equivalents will be sufficient to fund our operations until such time as we are able to generate sufficient cash internally to fund our operations. If, however, the market for our products is worse than we expect, we may need additional funds, without which we will have to reduce our expenditures, which may harm our business.

BECAUSE OF DIFFERENCES IN VOTING POWER AND LIQUIDITY BETWEEN THE CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK, THE MARKET PRICE OF THE CLASS A COMMON STOCK MAY BE DIFFERENT FROM THE MARKET PRICE OF THE CLASS B COMMON STOCK.

     The Class B common stock has greater voting power per share for the election and removal of directors than the Class A common stock, and, as a result, some investors may prefer the Class B common stock as a means of investing in our company. The greater potential voting power may cause the Class B common stock to trade at a higher market price than the Class A common stock. On the other hand, the Class A common stock has historically had a higher daily trading volume than the Class B common stock. As a result, the Class A common stock may be more liquid than the Class B common stock and more attractive to investors, which may cause the price of the Class A common stock to be higher than the price of the Class B common stock.

THE DEVELOPMENT AND EVOLUTION OF MARKETS FOR OUR INTEGRATED CIRCUITS ARE DEPENDENT ON FACTORS OVER WHICH WE HAVE NO CONTROL. FOR EXAMPLE, IF OUR CUSTOMERS ADOPT NEW OR COMPETING INDUSTRY STANDARDS WITH WHICH OUR PRODUCTS ARE NOT COMPATIBLE OR FAIL TO ADOPT STANDARDS WITH WHICH OUR PRODUCTS ARE COMPATIBLE, OUR EXISTING PRODUCTS WOULD BECOME LESS DESIRABLE TO OUR CUSTOMERS AND OUR SALES WOULD SUFFER.

     The emergence of markets for our integrated circuits is affected by a variety of factors beyond our control. In particular, our products are designed to conform to current specific industry standards. Our customers may not adopt or continue to follow these standards, which would make our products less desirable to our customers and reduce our sales. Also, competing standards may emerge that are preferred by our customers, which could also reduce our sales and require us to make significant expenditures to develop new products. To the extent that we are not able to effectively and expeditiously adapt to new standards our business will suffer.

CLASS ACTION LITIGATION DUE TO STOCK PRICE VOLATILITY OR OTHER FACTORS COULD CAUSE US TO INCUR SUBSTANTIAL COSTS AND DIVERT OUR MANAGEMENT'S ATTENTION AND RESOURCES.

     In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. Companies in the integrated circuit industry and other technology industries are particularly vulnerable to this kind of litigation due to the high volatility of their stock prices. Accordingly, we may in the future be the target of securities litigation. Any securities litigation could result in substantial costs and could divert the attention and resources of our management.

WE MAY EFFECT A REVERSE STOCK SPLIT AND IF WE DO SO, OUR STOCK PRICE MAY DECLINE AFTER THE REVERSE STOCK SPLIT.

     Our stockholders authorized a reverse stock split at our annual meeting in February 2003. If we effect a reverse stock split, we would reduce the number of outstanding shares of both our Class A and Class B common stock. With fewer shares outstanding, we would expect our stock price to increase. A higher stock price may make our common stock more attractive to institutional investors and may enhance the liquidity of our common stock. However, share prices of companies effecting reverse stock splits often decline and we cannot assure you that our stock price would not decline after a reverse stock split.

RISKS RELATED TO OUR SEPARATION FROM LUCENT TECHNOLOGIES

WE ARE LIMITED IN THE AMOUNT OF STOCK THAT WE CAN ISSUE TO RAISE CAPITAL BECAUSE OF POTENTIAL ADVERSE TAX CONSEQUENCES.

     In June 2002, Lucent Technologies completed our spin-off by distributing to its stockholders all of our common stock it then owned. Under Section 355(e) of the Internal Revenue Code, Lucent will recognize a taxable gain on that distribution if there are one or more acquisitions of our stock representing 50% or more of our stock (by vote or value) and the stock acquisitions are part of a plan or series of related transactions that includes the spin-off. Any shares of our stock acquired within two years before or after the spin-off are presumed to be part of such a plan unless we can rebut that presumption. If an issuance of our stock causes the distribution to be taxable to Lucent under Section 355(e), we would be required to indemnify Lucent against that tax under our tax sharing agreement with Lucent.

     The shares of our Class A common stock issued in our initial public offering are considered to be part of a plan that includes the spin-off, and the shares of our Class A common stock that may be issued upon the conversion of our 6.5% convertible subordinated notes may also be considered to be part of a plan that includes the spin-off. Assuming that all of the convertible notes were converted, approximately 46% of our outstanding shares may be treated as acquired as part of such a plan. As a practical matter, this prevents us from effecting any significant issuance of our shares if such issuance might be treated as part of a plan that includes the spin-off.

     Treasury Regulations issued in April 2002 provide safe harbors that may be used to rebut the presumption that shares issued less than two years after the spin-off are part of a plan that includes the spin-off. However, the application of the safe harbors is not clear in many respects, and they might not be available to us for future share issuances. As a result, Section 355(e) may effectively prevent us from issuing shares to raise capital for at least two years after the spin-off. However, the safe harbors in these new Treasury Regulations generally provide that issuances of our stock pursuant to ordinary course employee compensation arrangements (such as employee stock purchase plans) will not be treated as acquisitions of our stock pursuant to a plan that includes the spin-off.

OUR HISTORICAL FINANCIAL INFORMATION PRIOR TO THE FEBRUARY 1, 2001 CONTRIBUTION TO US OF OUR BUSINESS FROM LUCENT MAY NOT BE REPRESENTATIVE OF OUR RESULTS AS A STAND-ALONE COMPANY AND, THEREFORE, MAY NOT BE RELIABLE AS AN INDICATOR OF OUR HISTORICAL OR FUTURE RESULTS.

     Our historical financial statements covering periods prior to February 1, 2001, may not be indicative of our future performance as a stand-alone company. This is primarily a result of the three factors described below.

     o First, those financial statements reflect allocations, primarily with respect to general corporate expenses, research expense and interest expense, which may be less than the expenses we incur as a stand-alone company.

     o Second, those financial statements do not reflect significant changes that have occurred as a result of our separation from Lucent, including changes in how we fund our operations, conduct research and handle tax and employee matters.

     o Third, those financial statements include substantial revenue from sales to Lucent. This revenue may not reflect the pricing, volume or percentage of our sales we would have derived from Lucent if we had been a stand-alone company.

WE COULD INCUR SIGNIFICANT TAX LIABILITIES AND PAYMENT OBLIGATIONS IF LUCENT FAILS TO PAY THE TAX LIABILITIES ATTRIBUTABLE TO LUCENT UNDER OUR TAX SHARING AGREEMENT.

     We have entered into a tax sharing agreement with Lucent that allocates responsibility for tax liabilities between them and us. Under U.S. federal income tax laws, Lucent and we are jointly and severally liable for Lucent's federal income taxes attributable to periods prior to and including Lucent's taxable year ended September 30, 2001. This means that if Lucent were to fail to pay the taxes attributable to it under the tax sharing agreement for those periods, we may be liable for all or any part of these liabilities.

BECAUSE THE DIVISION OF ENFORCEMENT OF THE SECURITIES AND EXCHANGE COMMISSION IS INVESTIGATING MATTERS BROUGHT TO ITS ATTENTION BY LUCENT, OUR BUSINESS MAY BE AFFECTED IN A MANNER WE CANNOT FORESEE AT THIS TIME.

     In late 2000, Lucent brought to the attention of the staff of the Securities and Exchange Commission matters relating to its recognition of revenue. Although Lucent has informed us that it has no reason to believe that the investigation by the Division of Enforcement of the Securities and Exchange Commission into these matters concerns our business and we are not aware of any reason why the investigation would affect us, it is possible that the results of the investigation may have an impact on us. Although the investigation could result in no action being taken by the Securities and Exchange Commission, if an action were taken and the investigation were found to concern our business, the action could result in monetary fines or changes in some of our financial and other practices and procedures that we are unable to foresee at this time. On February 27, 2003, Lucent announced that it had reached a tentative settlement with the Securities and Exchange Commission regarding these revenue recognition issues. To date, a final settlement agreement has not been executed, and there can be no assurances that a final settlement will be reached.

                                  THE COMPANY

     We provide advanced integrated circuit solutions for wireless data, high-density storage and multi-service networking applications. These solutions form the building blocks for a broad range of communications and computing applications. Integrated circuits are made using semiconductor wafers imprinted with a network of electronic components. They are designed to perform various functions such as processing electronic signals, controlling electronic system functions and processing and storing data.

     Our business operations are organized into two market-focused groups, Client Systems and Infrastructure Systems, that target the consumer communications and network equipment markets respectively. Each of these two groups is a reportable operating segment. The segments each include revenue from the licensing of intellectual property assigned to that segment. The Client Systems segment provides integrated circuit solutions for a variety of end-user applications such as hard disk drives and modems for computers, Internet-enabled cellular terminals and wireless local area networking. The Infrastructure Systems segment provides integrated circuit solutions to makers of high-speed communications systems. The Infrastructure Systems segment also provided optoelectronic components, however, we have sold these operations and have reflected them in our financial statements as discontinued operations.

     We were incorporated under the laws of the state of Delaware on August 1, 2000, as a wholly owned subsidiary of Lucent Technologies Inc. and became fully independent from Lucent on June 1, 2002.

                                USE OF PROCEEDS

     The shares being offered hereby are for the account of the trust. Accordingly, we will not receive any of the proceeds from the sale of shares by the selling stockholder. See "Plan of Distribution."

                             THE SELLING STOCKHOLDER

     This prospectus covers the resale of 18,750,000 shares of our Class A common stock, which have been contributed to the Agere Systems Inc. Master Trust. The trust is a tax-qualified trust which holds the assets for most of our defined benefit pension plans. We make contributions to the trust from time to time in amounts that are not less than the minimum amount required under, or more than the maximum deductible amount permitted by, Section 412 of the Internal Revenue Code.

     The shares are held by The Bank of New York, as the trustee for the trust, in a separate investment account. Agere has appointed U.S. Trust Company, N.A. to serve as independent, third party investment manager to instruct The Bank of New York as to any disposition of the shares. U.S. Trust has sole authority to manage the shares, subject to general investment criteria established with Agere and the sole power to vote and to dispose of the shares.

                              PLAN OF DISTRIBUTION

     The selling stockholder (including, subject to applicable law, its pledgees, donees, distributees, transferees or successors in interest who receive any shares covered by this prospectus) are offering shares of our Class A common stock that we contributed to the trust. This prospectus covers the selling stockholder's resale of up to 18,750,000 shares of our Class A common stock.

     In connection with our contribution of Class A common stock to the Trust, we agreed to file a registration statement with the Securities and Exchange Commission. This registration statement covers the resale of that Class A common stock from time to time. This prospectus forms a part of that registration statement. We have also agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep it current while it is effective and to indemnify and hold the selling stockholder harmless against certain liabilities under the Securities Act that could arise in connection with the selling stockholder's sale of the shares covered by this prospectus. We have agreed to pay all reasonable fees and expenses incident to the filing of the registration statement, but the selling stockholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the Class A common stock.

     The selling stockholder may sell the shares of Class A common stock described in this prospectus directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder and/or the purchasers of shares of Class A common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholder may also transfer, devise or gift these shares by other means not described in this prospectus. As a result, pledgees, donees, transferees or other successors-in-interest that receive such shares as a gift, partnership distribution or other transfer may offer shares of the Class A common stock covered by this prospectus. In addition, if any shares covered by this prospectus qualify for sale pursuant to Rule 144 under the Securities Act, the selling stockholder may sell such shares under Rule 144 rather than pursuant to this prospectus.

     The selling stockholder may sell shares of Class A common stock from time to time in one or more transactions:

     o    at fixed prices that may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to such prevailing market prices; or

     o    at negotiated prices.

     The selling stockholder may offer its shares of Class A common stock in one or more of the following transactions (which may include block trades and crosses):

     o on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

     o    in the over-the-counter market;

     o    in privately negotiated transactions;

     o    through put or call options;

     o    by pledge to secure debts and other obligations;

     o    by a combination of the above methods of sale; or

     o    to cover short sales.

     In effecting sales, brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate in the resales. The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, and in connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the shares. The selling stockholder also may sell shares short and deliver the shares to close out such short positions; provided that the short sale is made after the registration statement has been declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling stockholder also may enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares, which the broker-dealer or other financial institution may resell pursuant to this prospectus. The selling stockholder also may loan or pledge the shares to a broker, dealer or other financial institution, and upon a default, the broker, dealer or other financial institution may effect sales of the loans or pledged shares pursuant to this prospectus.

     Any underwriters, broker-dealers or agents that participate in the distribution of the shares of Class A common stock may be deemed
"underwriters" within the meaning of the Securities Act. As underwriters, any profits on the resale of the shares of Class A common stock and any compensation to be received by an underwriter, broker-dealer or agent would be deemed underwriting discounts and commissions under the Securities Act.

     To our knowledge, the selling stockholder has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.

     Upon our being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, under Rule 424(b) under the Securities Act, disclosing relevant information regarding such arrangement.

                                 LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon for us by Jean F. Rankin, Senior Vice President, General Counsel and Secretary of Agere. As of May 27, 2003 Ms. Rankin owned 54,403 shares of Class A common stock and restricted stock units and 2,034 shares of Class B common stock and had options to acquire 1,648,879 additional shares of Class A common stock.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     The prospectus constitutes a part of the registration statement on Form S-3, together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement, which we have filed with the Securities and Exchange Commission with respect to the Class A common stock offered hereby. This prospectus does not contain all of the information in the registration statement. For further information about us and our securities, see the registration statement and its exhibits. Copies of the registration statement and the exhibits to the registration statement, as well as the periodic reports, proxy statements and other information we file with the Securities and Exchange Commission, may be examined without charge in the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549 or on the Internet at http://www.sec.gov. You can get information about the operation of the Public Reference Section of the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the Public Reference Room of the Securities and Exchange Commission upon payment of prescribed fees. In addition, the Securities and Exchange Commission maintains a Web site which provides online access to periodic reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address http://www.sec.gov.


     We also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission. We furnish to our stockholders annual reports containing audited financial statements each year.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We "incorporate by reference" the information that we file with the Securities and Exchange Commission, which means that we are disclosing important information to you in those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the Securities and Exchange Commission will automatically update and supercede information in this prospectus and in our other filings with the Securities and Exchange Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document. We incorporate by reference the documents listed below, which we have already filed with the Securities and Exchange Commission, and any future filings that we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information furnished pursuant to Item 9 or Item 12 of any Current Report on Form 8-K):

     (a) Our Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed with the Commission on December 12, 2002.

     (b) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, filed with the Commission on February 10, 2003.

     (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 8, 2003.

     (d) Our Current Reports on Form 8-K, filed with the Commission on May 21, 2003, January 31, 2003, January 17, 2003 and November 5, 2002.

     (e) The description of our common stock contained in our registration statement on Form 8-A, filed on March 16, 2001, including any amendment or reports filed for the purpose of updating that description.

     You may request a copy of these filings and any exhibits specifically incorporated by reference in these filings at no cost by writing or telephoning us at the following address:

     Investor Relations
     Agere Systems Inc.
     c/o The Bank of New York
     P.O. Box 11082
     Church Street Station
     New York, New York  10286-1082
     (866) 243-7347.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

SEC registration fee.......................................             $ 3,747
New York Stock Exchange listing fee........................             $ 1,200
Accounting fees and expenses...............................             $11,500
Legal fees and expenses....................................             $15,000
Miscellaneous expenses.....................................             $   553
                                                                       --------
Total             .........................................             $32,000

Item 15. Indemnification Of Directors And Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.

     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise. Our certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith.

     Our certificate of incorporation also provides that we will pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the General Corporation Law of the State of Delaware. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the certificate, by-law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     Our certificate of incorporation also specifically authorizes us to maintain insurance and to grant similar indemnification rights to our employees or agents. The General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

     o any breach of the director's duty of loyalty to the corporation or its stockholders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o payments of unlawful dividends or unlawful stock repurchases or redemptions; or -- any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the General Corporation Law of the State of Delaware as amended from time to time, for liability:

     o for any breach of the director's duty of loyalty to us or our stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the General Corporation Law of the State of Delaware, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     o for any transaction from which the director derived an improper personal benefit.

     Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

Item 16. Exhibits And Financial Statement Schedules.

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 4.1 to Registration Statement (no. 333- 58324) on Form S-8).

4.2 Rights Agreement between the registrant and The Bank of New York, as rights agent, dated as of March 26, 2001 (incorporated by reference to Exhibit 4.2 to Registration Statement (No. 333-58324) on Form S- 8).

4.3 Registration Rights Agreement between the registrant and U.S. Trust Company, N.A., dated as of March 14, 2003.

5.1 Opinion of Jean F. Rankin, Senior Vice President, General Counsel and Secretary of the registrant, as to the legality of the securities to be issued.

23.1 Consent of Independent Accountants.

23.2 Consent of Jean F. Rankin is contained in the opinion of counsel filed as
     Exhibit 5.1.

24   Powers of Attorney.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Pennsylvania on June 2, 2003.

                                           By:/s/  John W. Gamble, Jr.
                                              ------------------------
                                              John W. Gamble, Jr.
                                              Executive Vice President and
                                              Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on June 2, 2003.


                      Signature                                                Title
                      ---------                                                -----

                 /s/ John T. Dickson                      President, Chief Executive Officer and Director
               -----------------------
                    John T. Dickson


               /s/ John W. Gamble, Jr.                      Executive Vice President and Chief Financial
               -----------------------                   Officer (principal financial officer and principal
                 John W. Gamble, Jr.                                    accounting officer)

                          *                                                   Director
               -----------------------
                  Richard L. Clemmer

                          *                                                   Director
               -----------------------
                    Rajiv L. Gupta

                          *                                                   Director
               -----------------------
                     Krish Prabhu

                          *                                                   Director
               -----------------------
                     Rae F. Sedel

                          *                                                   Director
               -----------------------
                   Harold A. Wagner

                          *                                                   Director
               -----------------------
                     John A. Young



* By:/s/  John W. Gamble, Jr.
     ------------------------
     John W. Gamble, Jr.
     Attorney-in-fact